EX-99.16.a
DFA INVESTMENT DIMENSIONS GROUP INC.
POWER OF ATTORNEY
The undersigned officers and directors of DFA Investment Dimensions Group Inc. (the “Fund”) hereby appoint CATHERINE L. NEWELL, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN S. LEE, JAN MILLER and RYAN P. BUECHNER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Fund to comply with or register any security issued by the Fund under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Fund’s Registration Statement(s) on Form N-14 as it relates to the reorganizations listed on Schedule A, attached hereto, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority. Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and directors hereby execute this Power of Attorney as of the 17th day of June, 2026.
/s/ David P. Butler David P. Butler, Director and Co-Chief Executive Officer	/s/ Gerard K. O’Reilly Gerard K. O’Reilly, Director, Chairman, Co-Chief Executive Officer, and Co-Chief Investment Officer

/s/ Reena Aggarwal Reena Aggarwal, Director	/s/ Stefan Nagel Stefan Nagel, Director

/s/ Douglas W. Diamond Douglas W. Diamond, Director	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ Darrell Duffie Darrell Duffie, Director	/s/ Abbie J. Smith Abbie J. Smith, Director

/s/ Francis A. Longstaff Francis A. Longstaff, Director	/s/ Heather E. Tookes Heather E. Tookes, Director

/s/ Jan Miller Jan Miller, Vice President, Chief Financial Officer, and Treasurer	/s/ Ingrid M. Werner Ingrid M. Werner, Director

Schedule A
Target Fund (each, a series of Dimensional ETF Trust)	Acquiring Fund (each, a series of DFA Investment Dimensions Group Inc.)
Dimensional US Core Equity 1 ETF	U.S. Core Equity 1 Portfolio
Dimensional US Vector Equity ETF	U.S. Vector Equity Portfolio
Dimensional US Small Cap Value ETF	U.S. Small Cap Value Portfolio
Dimensional US High Profitability ETF	U.S. High Relative Profitability Portfolio
Dimensional US Real Estate ETF	DFA Real Estate Securities Portfolio
Dimensional U.S. Small Cap ETF	U.S. Small Cap Portfolio
Dimensional U.S. Targeted Value ETF	U.S. Targeted Value Portfolio
Dimensional U.S. Core Equity 2 ETF	U.S. Core Equity 2 Portfolio